Exhibit 99.1

MCEWEN MINING: Higher Production – 2021 & Q4

TORONTO, January 19, 2022 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report consolidated production for the full year of 2021 was 34% higher than in 2020 and Q4 2021 was 29% higher than in Q4 2020. Production guidance for 2021 was achieved. Full year production was 154,410 gold equivalent ounces(1)(“GEOs”) consisting of 118,500 gold ounces and 2,572,000 silver ounces. In Q4, production was 40,150 GEOs consisting of 31,300 gold ounces and 682,700 silver ounces.

Consolidated Production Summary

	Q4		Full Year
	2020	2021	2020	2021	2021 Guidance
Gold (oz)	24,100	31,300	92,100	118,500	110,500-127,900
Silver (oz)	532,400	682,700	2,020,000	2,572,000	2,300,000-2,450,000
GEOs(1)	31,100	40,150	115,600	154,410	141,000-160,400

In Q4 2021, our attributable production from San José(2) was 682,700 silver ounces and 11,300 gold ounces, or 20,200 GEOs, which was in-line with our expectations; Black Fox production of 9,460 GEOs was also in-line with our expectations; Gold Bar production of 9,950 GEOs was above our expectations; and El Gallo produced 540 GEOs from residual leaching.

Notes:

(1)	'Gold Equivalent Ounces' are calculated based on a gold to silver price ratio of 94:1 for Q1 2020, 104:1 for Q2 2020, 79:1 for Q3 2020, 77:1 for Q4 2020, 68:1 for Q1 2021, 68:1 for Q2 2021, 73:1 for Q3 2021 and 77:1 for Q4 2021.

(2)	The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc.

Technical Information

Technical information pertaining to mining operations contained in this news release has been reviewed and approved by Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

McEwen Mining Inc.	Page 1

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also has a large exposure to copper through its subsidiary McEwen Copper, owner of the giant Los Azules copper deposit in Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll-Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

McEwen Mining Inc.	Page 2